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                                                           Exhibit 99.B(h)(8)(A)

                      FORM OF INVESTMENT COMPANY INSTITUTE
                            FEE ALLOCATION AGREEMENT

INVESTMENT COMPANY INSTITUTE FEE ALLOCATION AGREEMENT, made as of March 24, 2004 (the "Agreement"), is entered into by and among the ING Funds listed on SCHEDULE A attached hereto (each a "Fund," collectively the "Funds") each acting on its own behalf, and on behalf of its series, and ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (together, the "Managers").

WHEREAS, the Board of Directors/Trustees of each Fund (the "Board") has previously authorized the Managers to obtain membership in the Investment Company Institute for the benefit of the Funds;

WHEREAS, the entire cost of membership in the Investment Company Institute (the "ICI Fees") was previously allocated to the Funds in accordance with the Funds' respective advisory agreements with the Managers;

WHEREAS, the Funds now desire to establish the criteria by which the ICI Fees shall be allocated among the Funds and the Managers.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Managers and the Funds as follows:

SECTION 1.     ALLOCATION OF ICI FEES

The Managers will pay fifty percent (50%) of the ICI Fees attributable to Funds. The amount allocated to the Managers will be based upon the Funds' respective net assets under management.

Each Fund will pay a pro rata portion of the remaining fifty percent (50%) of the ICI Fees attributable to the Funds based upon the percentage of each Fund's net assets under management.

SECTION 2.     PAYMENT OF ICI FEES

The Managers and the Funds will pay their allocated, respective portion of the ICI Fees as specified in Section 1 above. The ICI Fees will be calculated by ING Fund Services, LLC and communicated to each Fund annually for payment.

SECTION 3.     ADDITIONAL FUNDS

(a) As additional Funds become members of the Investment Company Institute, each such Fund and its portfolios shall become subject to this Agreement immediately upon being added to the SCHEDULE A.

(b) Each additional Fund that becomes subject to this Agreement in accordance with Section 3(a) above shall pay a portion of the ICI Fees as described in Sections 1 and 2 above based on the percentage of such Fund's net assets under management.

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SECTION 4.        CONTINUATION AND TERMINATION

The Agreement shall become effective on the date first written above. It shall continue with respect to a Fund until such Fund is no longer a member of the Investment Company Institute provided that such Fund's portion of the ICI Fees have been paid for the period that the Fund utilized ICI's services.

The Agreement shall terminate for each and all Funds upon termination of membership in the Investment Company Institute provided that all ICI Fees have been paid for the period that the Funds utilized ICI's services.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.


  ING INVESTMENTS, LLC                       DIRECTED SERVICES, INC.


  --------------------------------           -----------------------------------
  By:  Michael J. Roland                     By:  David L. Jacobson
       Executive Vice President                   Senior Vice President


  ON BEHALF OF ALL FUNDS                     ING LIFE INSURANCE AND ANNUITY
  SET FORTH ON SCHEDULE A                    COMPANY


  --------------------------------           -----------------------------------
  By:  Robert S. Naka                        By:  Laurie M. Tillinghast
       Senior Vice President                      Vice President

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                               FORM OF SCHEDULE A

ING INVESTORS TRUST
Fund For Life Series(1)
ING AIM Mid Cap Growth Portfolio(1)
ING Alliance Mid Cap Growth Portfolio(1)
ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING Capital Guardian Large Cap Value Portfolio(1)
ING Capital Guardian Managed Global Portfolio(1)
ING Capital Guardian Small Cap Portfolio(1)
ING Developing World Portfolio(1)
ING Eagle Asset Value Equity Portfolio(1)
ING Evergreen Health Sciences Portfolio(1)
ING Evergreen Omega Portfolio(1)
ING FMR(SM) Diversified Mid Cap Portfolio(1)
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio(1)
ING Hard Assets Portfolio(1)
ING International Portfolio(1)
ING Janus Growth and Income Portfolio(1)
ING Janus Special Equity Portfolio(1)
ING Jennison Equity Opportunities Portfolio(1)
ING Julius Baer Foreign Portfolio(1)
ING JPMorgan Small Cap Equity Portfolio(1)
ING Lifestyle Aggressive Growth Portfolio
ING Lifestyle Growth Portfolio
ING Lifestyle Moderate Growth Portfolio
ING Lifestyle Moderate Portfolio
ING Limited Maturity Bond Portfolio(1)
ING Liquid Assets Portfolio(1)
ING Marsico Growth Portfolio(1)
ING Mercury Focus Value Portfolio(1)
ING Mercury Fundamental Growth Portfolio(1)
ING MFS Mid Cap Growth Portfolio(1)
ING MFS Research Portfolio(1)
ING MFS Total Return Portfolio(1)
ING PIMCO Core Bond Portfolio(1)
ING PIMCO High Yield Portfolio(1)
ING Salomon Brothers All Cap Portfolio(1)
ING Salomon Brothers Investors Portfolio(1)
ING Stock Index Portfolio(1)
ING T. Rowe Price Capital Appreciation Portfolio(1)
ING T. Rowe Price Equity Income Portfolio(1)
ING UBS U.S. Balanced Portfolio(1)
ING Van Kampen Equity Growth Portfolio(1)
ING Van Kampen Global Franchise Portfolio(1)
ING Van Kampen Growth and Income Portfolio(1)
ING Van Kampen Real Estate Portfolio(1)

ING EQUITY TRUST
ING Convertible Fund
ING Disciplined LargeCap Fund
ING Equity and Bond Fund
ING Financial Services Fund
ING LargeCap Growth Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Fund
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Fund
ING Tax Efficient Equity Fund

ING FUNDS TRUST
ING Classic Money Market Fund
ING GNMA Income Fund
ING High Yield Bond Fund
ING High Yield Opportunity Fund
ING Intermediate Bond Fund
ING Lexington Money Market Trust

(1) Under the terms of the Management Agreement between ING Investors Trust and Directed Services, Inc., the Fund is subject to a Unified fee arrangement. Accordingly, the portion of ICI Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, Inc. as provided in the Management Agreement.

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ING Money Market Fund
ING National Tax-Exempt Bond Fund

ING INVESTMENT FUNDS, INC.
ING MagnaCap Fund

ING MAYFLOWER TRUST
ING International Value Fund

ING MUTUAL FUNDS
ING Emerging Countries Fund
ING Foreign Fund
ING Global Equity Dividend Fund
ING Global Real Estate Fund
ING International Fund
ING International SmallCap Growth Fund
ING Precious Metals Fund
ING Russia Fund
ING Worldwide Growth Fund

ING PRIME RATE TRUST

ING SENIOR INCOME FUND

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth Portfolio
ING GET U.S. Core Portfolio - Series 1
ING GET U.S. Core Portfolio - Series 2
ING GET U.S. Core Portfolio - Series 3
ING GET U.S. Core Portfolio - Series 4
ING GET U.S. Core Portfolio - Series 5
ING GET U.S. Core Portfolio - Series 6
ING GET U.S. Opportunity Portfolio - Series 1
ING GET U.S. Opportunity Portfolio - Series 2

ING VARIABLE PRODUCTS TRUST
ING VP Convertible Portfolio
ING VP Disciplined LargeCap Portfolio
ING VP Financial Services Portfolio
ING VP High Yield Bond Portfolio
ING VP International Value Portfolio
ING VP LargeCap Growth Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio
ING VP Real Estate Portfolio
ING VP SmallCap Opportunities Portfolio

ING VP EMERGING MARKETS FUND, INC.

ING VP NATURAL RESOURCES TRUST

USLICO SERIES FUND
The Asset Allocation Portfolio
The Bond Portfolio
The Money Market Portfolio
The Stock Portfolio

ING PARTNERS, INC.
ING Aeltus Enhanced Index Portfolio
ING Alger Aggressive Growth Portfolio
ING Alger Capital Appreciation Portfolio
ING Alger Growth Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING MFS Capital Opportunities Portfolio
ING MFS Global Growth Portfolio
ING MFS Research Equity Portfolio
ING OpCap Balanced Value Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS Tactical Asset Allocation Portfolio
ING Van Kampen Comstock Portfolio

ING GET FUND
ING GET Fund - Series E
ING GET Fund - Series G
ING GET Fund - Series H
ING GET Fund - Series I
ING GET Fund - Series J
ING GET Fund - Series K
ING GET Fund - Series L
ING GET Fund - Series M
ING GET Fund - Series N
ING GET Fund - Series P

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ING GET Fund - Series Q
ING GET Fund - Series R
ING GET Fund - Series S
ING GET Fund - Series T
ING GET Fund - Series U
ING GET Fund - Series V

ING SERIES FUND, INC.
Brokerage Cash Reserves
ING Aeltus Money Market Fund
ING Balanced Fund
ING Bond Fund
ING Classic Principal Protection Fund I
ING Classic Principal Protection Fund II
ING Classic Principal Protection Fund III
ING Classic Principal Protection Fund IV
ING Equity Income Fund
ING Global Science and Technology Fund
ING Government Fund
ING Growth Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus Protection Fund
ING Index Plus SmallCap Fund
ING International Growth Fund
ING Small Company Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund
ING Value Opportunity Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING VP Strategic Allocation Balanced Portfolio
ING VP Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Income Portfolio

ING VARIABLE FUNDS
ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.
ING VP Global Science and Technology Portfolio
ING VP Growth Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio
ING VP International Equity Portfolio
ING VP Small Company Portfolio
ING VP Value Opportunity Portfolio

ING VP BALANCED PORTFOLIO, INC.

ING VP BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

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